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                                                                  EXHIBIT 10-f-4


                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT is entered into by and between Conexant Systems, Inc., a Delaware corporation (the "Company"), and Moiz Beguwala, the undersigned individual ("Executive").

                                     RECITAL

                  The Company has employed Executive as Senior Vice President, General Manager, Wireless Communications. As part of a spinning off and subsequent merger of its wireless communications division ("Wireless Comm"), the Company and Executive desire to set forth changes to the terms of Executive's employment brought about by the merger, and to facilitate Executive's retirement from the Company. It is the intent of the Parties that all other agreements that Executive may have with the Company shall be superceded by this Agreement only upon the closing of the Wireless Communication spin-off and merger with Alpha Industries.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

                  1.       Employment.

                           (a) Term. The term of employment shall commence on
the date of this Agreement and end on February 25, 2004 ("Employment Period"), unless earlier terminated as set forth herein. During this Employment Period, Executive shall be an active employee from the date of this Agreement until February 25, 2003. From February 26, 2003 through February 25, 2004, Executive and the Company agree that Executive shall be placed on an unpaid leave of absence. At the close of business on February 25, 2004, Executive shall retire from Conexant.

                           (b) Duties and Responsibilities. The Executive will
continue to serve as Senior Vice President and General Manager, Wireless Comm until the spin-off of the Wireless Comm business and the merger thereof with Alpha Industries, Inc. ("Alpha") Executive will be reporting to The Chief Executive Officer of the Company ("CEO"). The Executive shall have each and all of the duties and responsibilities of that position and such other or different duties on behalf of the Company, as may be assigned from time to time by the CEO. In addition, upon the closing of the Company's pending spin-off of the Wireless Access business and the merger thereof with Alpha Industries, Inc. ("Alpha"), Executive agrees to
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                  (i) be one of the Company's designees to become a member of the Board of Directors of Alpha with a term of two years;

                  (ii) provide services to Alpha, consistent with the Executive's experience and most recent scope of responsibilities, to assist in leading the integration of Wireless Comm into Alpha. The parties contemplate that such services would be part of the Transition Services Agreement between the Company and Alpha.

                           (c) Location. The initial principal location at which
Executive shall perform services for the Company shall be Newport Beach, California.

                  2.       Compensation.

                           (a)      Base Salary.

                  (i) From the date of this Agreement through and including December 31, 2002, Executive shall be an active employee of the Company and shall be paid a base salary ("Base Salary") at the annual rate of $337,500, payable in bi-weekly installments consistent with Company's payroll practices;

                  (ii) On January 1, 2003, Executive will commence his vacation, totaling 320 hours (or 40 work-days), during which time he shall continue to receive his Base Salary.

                           (b) VERP. Commencing on October 1, 2002, the Company
shall take all steps reasonably available to it to ensure that Executive shall be eligible to draw a combined monthly "Rockwell pension" (also known as the Rockwell Vested Terminated Pension Benefit) and Conexant Systems. Inc. Voluntary Early Retirement Program ("VERP") benefit of $10,439.93, until he reaches age 62, and $10,070.93 thereafter for the term of these benefits. The combined Rockwell pension and VERP benefit amounts shall be payable to Executive in parallel with and in addition to this Base Salary.

                           (c) Payment. Payment of all compensation to Executive
hereunder shall be made in accordance with the relevant Company policies and benefit plans in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes and other authorized deductions.

                  3.       Other Employment Benefits.

                           (a) Business Expenses. Upon submission of itemized
expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Executive in the performance of his duties under this Agreement.

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                           (b) Benefit Plans. Executive shall be entitled to
participate in the Company's medical and dental plans, life and disability insurance plans and retirement plans pursuant to their terms and conditions. Executive shall be entitled to participate in any other benefit plan offered by the Company to its employees during the term of this Agreement (other than the Employee Stock Purchase Plans, stock option or stock incentive plans, which are governed by Section 3(d) below). During the term of this Agreement, Executive shall also be entitled to participate in the executive level benefits he currently enjoys (i.e., a fixed sum for financial planning services, the executive health physical, and a health club membership). Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any employee benefit plan or program from time to time.

                           (c) Vacation. While Executive shall retain all
accrued but unused vacation time he has earned until January 1, 2003, Executive shall be not entitled to accrue any new vacation time after such dates.

                           (d)      Stock Options.

                  (i) During the term of this Agreement, Executive shall not be entitled to receive new options to acquire shares of the Common Stock of the Company under any of the Company's incentive compensation plans. Existing options that Executive has been granted shall continue to vest during the term of this Agreement. Executive's vested options on his date of retirement shall be exercisable until the earlier of 90 days after his retirement from the company (February 25, 2004 plus 90 days) or the expiration dates of his original grants. No additional vesting of options shall occur after Executive's death, disability, or cessation of employment with the Company. However, the Company agrees to request the Compensation and Management Development Committee of the Board of Directors to modify Executive's stock options grants such that upon his retirement from the Company on February 25, 2004, all of Executive's vested options granted under the 1999 Long-Term Incentives Plan and 2000 Non-Qualified Stock Option Plan shall have an exercise period that is the earlier of five (5) years from the date of retirement or the expiration dates of the original grants.

                  (ii) Stock options granted to the Executive under the Rockwell incentive compensation plans prior to the spin-off of the Company from Rockwell shall vest upon the Executive's retirement from Conexant (i.e., on February 25, 2004). Additionally, all of Executive's vested options grated under the Rockwell incentive compensation plans shall have an exercise period that is the earlier of five (5) years from the date of retirement or the expiration dates of the original grant.

         (e) Outplacement Assistance. The Company, at its sole expense, will provide the Executive with third-party outplacement services through Right Management, Lee Hecht Harrision, or a comparable firm of the

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         Executive's choosing for a period of up to 12 months, beginning
         February 26, 2003. Such services will be of a scope and nature typically provided to a corporate officer.

                           (f) No Other Benefits. Executive understands and
acknowledges that the compensation specified in Sections 2 and 3 of this Agreement shall be in lieu of any and all other compensation, benefits and plans.

                  4. No Prior Entitlement. Executive expressly acknowledges and agrees that the compensation and benefits provided for, above, all constitute compensation to which he had no entitlement prior to executing this Agreement, that they are greater than any amount to which he would otherwise be entitled upon a separation from the Company, and that the compensation and benefits provided for in this Agreement also constitute consideration for the releases and other promises contained in this Agreement. Executive further acknowledges that he is not entitled to any other compensation or benefits not specifically mentioned above after the execution of this Agreement.

                  5.  Termination of Employment.

                           (a) For Cause. Notwithstanding anything herein to the
contrary, the Company may terminate Executive's employment hereunder for cause for any one of the following reasons: (1) conviction of a felony, any act involving moral turpitude, or a misdemeanor where imprisonment is imposed, (2) commission of any act of theft, fraud, dishonesty, or falsification of any employment or Company records, (3) improper disclosure of the Company's confidential or proprietary information, (4) any action by the Executive which has a material detrimental effect on the Company's reputation or business of violates the Company's policies and procedures, (5) Executive's repeated failure or inability to perform any reasonable assigned duties, (6) any breach of this Agreement, (7) a course of conduct amounting to incompetence, (8) unexcused absenteeism, (9) unlawful appropriation of a corporate opportunity, or (10) misconduct in connection with the performance of any of Executive's duties, including, without limitation, misappropriation of funds or property of the Company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company, misrepresentation to the Company, or any violation of law or regulations on Company premises or to which the Company is subject. Upon termination of Executive's employment with the Company for cause, the Company shall be under no further obligation to Executive, except to pay all accrued but unpaid base salary and accrued vacation to the date of termination thereof.

                           (b) Resignation. Upon his commencing his unpaid leave
of absence, Executive agrees to resign, and he shall be deemed to have resigned, from all offices or positions which Executive may hold or have held with the Company. Upon his retirement, Executive shall be deemed to have resigned from all remaining offices or positions which he may hold or have held with the Company.

                           (c) Cooperation. After commencing his unpaid leave of
absence, Executive shall cooperate with the Company, as reasonably requested by the Company, to effect

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a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by Executive.

                  6. Disability of Executive. The Company may terminate this Agreement without liability if Executive shall be permanently prevented from properly performing his essential duties hereunder with reasonable accommodation by reason of illness or other physical or mental incapacity for a period of more than [90] consecutive days. Upon such termination, Executive shall be entitled to all accrued but unpaid Base Salary and vacation as well as any disability payment that the Executive is entitled to under the benefit plan described in
Section 3 (b) above.

                  7. Death of Executive. In the event of the death of Executive during the Employment Period, the Company's obligations hereunder shall automatically cease and terminate; provided, however, that within 15 days the Company shall pay to Executive's heirs or personal representatives Executive's Base Salary and accrued vacation accrued to the date of death.

                  8. Confidential Information and Invention Assignments. Executive executed a confidentiality agreement while an employee at Rockwell International Corporation ("Rockwell"), the benefits of which flow through to the Company as part of its spin-off from Rockwell. The obligations under said confidentiality agreement shall survive termination of this Agreement for any reason.

                  9. Release of Claims. Executive releases the Company and each of its predecessors, successors and assigns, any parent, subsidiary and related companies, and the employees, directors, officials, agents, officers, representatives and attorneys of any of them, from all claims or demands Executive may have based on Executive's employment with Company or the termination of that employment (except for claims arising under this Agreement). This includes, but is not limited to, a release of any rights or claims Executive may have under the Age Discrimination in Employment Act, which prohibits age discrimination in employment; under Title VII of the Civil Rights Act of 1964; or under any other federal, state or local laws or regulations prohibiting employment discrimination. This also includes, but is not limited to, a release by Executive of any claims for breach of contract and wrongful discharge. Furthermore, this includes a release by Executive of any claims under the California Workers' Compensation Act. This release covers both claims that Executive knows about and those Executive may not know about. Executive hereby waives and relinquishes all rights and benefits provided by Section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance of this specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."



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                  Notwithstanding the provisions of Section 1542 or any similar provision in the law of any other state, and for the purpose of implementing a full and complete release, Executive expressly acknowledges that this Agreement is intended to include all claims which Executive does not know or suspect to exist in Executive's favor at the time of Executive's signature on the Agreement, and that this Agreement will extinguish any such claims. This Agreement does not waive or release any rights or claims that Executive may have under the Age Discrimination in Employment Act which arise after the date that Executive signs this Agreement. Executive agrees not to file in any State or Federal court or before any agency, arbitrator, mediator or government entity any charge, complaint or other claim relating in any way to Executive's employment with the Company. If Executive breaks his promise and files a lawsuit based on legal claims that Executive has released, Executive will pay for all costs incurred by Company, any related companies or the directors or employees of any of them, including reasonable attorney's fees, in defending against Executive's claim. Executive and Company agree that Executive is obligated to return any and all equipment, product, and property, including but not limited to work files and computers, either belonging to or associated with his employment with Company that is currently in his possession to a designated Company representative at the time that he ceases active employment with Company unless Executive and Company mutually agree that a specific item may be maintained by Executive beyond Executive's last date of active employment.

                  10. Assignment and Transfer. Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of Company's assets, any corporate successor to Company or any assignee thereof.

                  11. No Inconsistent Obligations. Executive is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company. Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. Executive represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.

                  12. Miscellaneous.

                           (a) Attorneys' Fees. Should either party hereto, or
any heir, personal representative, successor or assign of either party hereto, resort to legal proceedings in connection with this Agreement or Executive's employment with the Company, the party or parties prevailing in such legal proceedings shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such legal proceedings from the non-prevailing party or parties; provided, however, that nothing herein is intended to affect the provisions of Section 12(l).

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                           (b) Governing Law. This Agreement shall be governed
by and construed in accordance with the laws of the State of California without regard to conflict of law principles.

                           (c) Entire Agreement. Except with respect to the any
Stock Option Plans or other duly adopted incentive or benefit plans of the Company referenced in Section 3, this Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter hereof. However, all other agreements that Executive may have with the Company shall be superceded by this Agreement only upon the closing of the Wireless Communication spin-off and merger with Alpha Industries.

                           (d) Amendment. This Agreement may be amended only by
a writing signed by Executive and by a duly authorized representative of the Company.

                           (e) Severability. If any term, provision, covenant or
condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

                           (f) Construction. The headings and captions of this
Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive.

                           (g) Rights Cumulative. The rights and remedies
provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

                           (h) Nonwaiver. No failure or neglect of either party
hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Executive) or other person duly authorized by the Company.

                           (i) Remedy for Breach; Attorneys' Fees. The parties
hereto agree that, in the event of breach or threatened breach of any covenants of Executive, the damage or imminent damage to the value and the goodwill of the Company's business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any of such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law. The prevailing party in any action instituted pursuant to this Agreement shall be entitled to

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recover from the other party its reasonable attorneys' fees and other expenses incurred in such action.

                           (j) Notices. Any notice, request, consent or approval
required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, with postage prepaid, to Executive's residence (as noted in the Company's records), or to the Company's principal office, as the case may be.

                           (k) Assistance in Litigation. Executive shall, during
and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party; provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation.

                           (l) Arbitration. Any controversy, claim or dispute
arising out of or relating to this Agreement or the employment relationship, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be settled by arbitration in Newport Beach, California. Such arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association (but the arbitration shall be in front of an arbitrator appointed by JAMS/ ("JAMS")), with the following exceptions if in conflict: (a) one arbitrator shall be chosen by JAMS;
(b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator(s), together with other expenses of the arbitration incurred or approved by the arbitrator(s); and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the JAMS' rules and regulations) of the proceedings has been given to such party. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided however, that nothing in this subsection shall be construed as precluding the Company from bringing an action for injunctive relief or other equitable relief or relief under the Confidential Information and Invention Assignment Agreement. The arbitrator shall not have the right to award punitive damages, consequential damages, lost profits or speculative damages to either party. The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than the arbitrator), and the determination thereof, unless otherwise required by law or necessary for the business of the Company. The arbitrator(s) shall be required to follow applicable law. IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE, THEN EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.

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                           (m) Knowing and Voluntary Waiver; Advice of Counsel.
Executive is hereby advised to consult with an attorney regarding this Agreement prior to executing it. Executive acknowledges and represents that he has been advised to discuss this Agreement with his attorney, and that he has fully discussed all aspects of this Agreement with his attorney to the extent that he desires to do so. Executive acknowledges and represents that he has carefully read and fully understands the scope and effect of all of the provisions of this Agreement, and that he fully understands that this Agreement releases all of his claims, both known and unknown, against the Releasees, and any of them. Executive represents that he is knowingly and voluntarily entering into this Agreement, and that he has the capacity to enter into this Agreement.

                           (n) Time to Consider and Revoke Agreement. Executive
shall have a time period of twenty-one (21) days from his receipt of this Agreement in which to consider the Agreement and whether to enter into it. Following the execution of this Agreement, Executive shall have a time period of seven (7) days in which to revoke the Agreement. Revocation shall only be effective if notice of such revocation is received, in writing, by Daniel Lynch at Conexant Systems, 4311 Jamboree Road, East Tower, Mail Code H01-370, Newport Beach, CA 92660-3095 on or before the seventh calendar day following execution of the Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth below.

CONEXANT SYSTEMS, INC.                             EXECUTIVE:  MOIZ BEGUWALA


By:     /s/ Bradley Yates                          /s/  Moiz Beguwala
        -----------------                          ------------------
Name: Bradley Yates
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Title: Senior Vice President, Human Resources
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Date: February 25, 2002
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